Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES FIRST QUARTER 2019 RESULTS

JERICHO, NY, April 30, 2019 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended March 31, 2019.

Highlights For The First Quarter

•	Net earnings of $0.26 per share
•	Funds From Operations (FFO) of $0.43 per share
•	Adjusted Funds From Operations (AFFO) of $0.42 per share
•	Completed one redevelopment project
•	Re-Affirms 2019 Outlook

Christopher J. Constant, Getty’s President & Chief Executive Officer commented, “In the first quarter, we produced solid revenue growth reflecting the additional properties we added last year. We remain focused on growing our national portfolio of convenience stores and gasoline stations in markets that have high barriers to entry in established metropolitan areas, along with targeted high growth markets. We maintain a well occupied portfolio which generates stable growth, while continuing to analyze our growing acquisition and redevelopment pipeline of opportunities that would be accretive to earnings. With a strong balance sheet and stable cashflows, we will continue to work to deliver additional value to our shareholders.”

Net Earnings

The Company reported net earnings for the quarter ended March 31, 2019, of $10.9 million, or $0.26 per share, as compared to net earnings of $10.0 million, or $0.25 per share, for the same period in 2018.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended March 31, 2019, was $17.8 million, or $0.43 per share, as compared to $17.8 million, or $0.44 per share, for the same period in 2018.

AFFO for the quarter ended March 31, 2019, was $17.5 million, or $0.42 per share, as compared to $16.8 million, or $0.42 per share, for the same period in 2018.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from rental properties increased 6.1%, or $1.9 million, to $33.3 million for the quarter ended March 31, 2019, as compared to $31.4 million for the same period in 2018. The growth in revenues from rental properties for the quarter ended March 31, 2019, was primarily due to revenue from properties acquired by the Company in 2018, along with contractual increases. Tenant reimbursements included in revenues from rental properties, which consist of real estate taxes and other municipal charges paid by the Company which were reimbursable by the tenants pursuant to the terms of triple-net lease agreements, were $3.7 million and $3.1 million for the three months ended March 31, 2019 and 2018, respectively.

Property costs were $5.5 million for the quarter ended March 31, 2019, as compared to $4.9 million for the same period in 2018. The increase was principally due to higher reimbursable real estate taxes and professional fees related to property redevelopments.

Environmental expenses were $0.9 million for the quarter ended March 31, 2019, as compared to $1.0 million for the same period in 2018. The decrease was principally due to lower environmental legal and professional fees. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expense was $4.0 million for the quarter ended March 31, 2019, as compared to $3.6 million for the same period in 2018. The increase in general and administrative expense for the quarter ended March 31, 2019, was principally due to $0.3 million of non-recurring employee related expenses attributable to retirement costs.

Impairment charges were $0.8 million for the quarter ended March 31, 2019, as compared to $2.8 million for the same period in 2018. Impairment charges for the quarter ended March 31, 2019 and 2018, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities, reductions in estimated undiscounted cash flows expected to be received during the assumed holding period for certain of its properties, and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of its properties.

Portfolio Activities

There were no property acquisitions or dispositions during the quarter ended March 31, 2019 and 2018.

Redevelopment Activities

During the quarter ended March 31, 2019, rent commenced on one redevelopment project and the Company spent $0.2 million (net of write-offs) of construction-in-progress costs.

As of March 31, 2019, the Company was actively redeveloping seven of its properties either as a new convenience and gasoline use or for alternative single-tenant net lease retail uses. In addition, as of March 31, 2019, the Company had signed leases on five properties, that are currently part of its net lease portfolio, which will be recaptured and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

In connection with the adoption of the new lease accounting standard, on January 1, 2019, the Company recognized operating lease right-of-use assets of $25.6 million (net of deferred rent expense) and operating lease liabilities of $26.1 million.

As of March 31, 2019, the Company had $415.0 million of outstanding indebtedness with a weighted average interest rate of 5.2%. The Company’s indebtedness consisted of $90.0 million in aggregate borrowings under its credit agreement and an aggregate principal amount of $325.0 million of senior unsecured notes. Total cash and cash equivalents were $19.1 million as of March 31, 2019.

2019 Guidance

The Company reaffirms its 2019 AFFO guidance at a range of $1.71 to $1.75 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp. will host a conference call and webcast on Wednesday, May 1, 2019, at 8:30 a.m. EDT. To participate in the call, please dial (800) 289-0438, or (323) 794-2423 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

A replay will be available on Wednesday, May 1, 2019, beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Wednesday, May 8, 2019. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 7172224.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of March 31, 2019, the Company owned 859 properties and leased 73 properties from third-party landlords in 30 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less (i) Revenue Recognition Adjustments (net of allowances), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO include non-cash changes in environmental estimates and environmental accretion expense, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO also include environmental litigation accruals, insurance reimbursements, and legal settlements and judgments, which items are not indicative of the Company’s core operating performance. GAAP net earnings and FFO from time to time may also include acquisition costs expensed and other unusual items that are not reflective of the

Company’s core operating performance. Acquisition costs are expensed, generally in the period when properties are acquired and are not reflective of our core operating performance.

The Company pays particular attention to AFFO, as the Company believes it best represents its core operating performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its core operating performance. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2019 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, AND STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	March 31, 2019	December 31, 2018
ASSETS
Real estate:
Land	$630,653	$631,185
Buildings and improvements	406,812	409,753
Construction in progress	2,023	2,168
	1,039,488	1,043,106
Less accumulated depreciation and amortization	(154,132)	(150,691)
Real estate held for use, net	885,356	892,415
Real estate held for sale, net	630	—
Real estate, net	885,986	892,415
Investment in direct financing leases, net	85,066	85,892
Notes and mortgages receivable	32,015	33,519
Cash and cash equivalents	19,145	46,892
Restricted cash	1,938	1,850
Deferred rent receivable	38,676	37,722
Accounts receivable, net of allowance of $1,950 and $2,094, respectively	1,522	3,008
Right-of-use assets - operating	24,649	—
Right-of-use assets - finance	1,156	—
Prepaid expenses and other assets	57,339	57,877
Total assets	$1,147,492	$1,159,175
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement, net	$87,433	$117,227
Senior unsecured notes, net	324,438	324,409
Environmental remediation obligations	59,250	59,821
Dividends payable	14,555	14,495
Lease liability - operating	25,201	—
Lease liability - finance	4,606	—
Accounts payable and accrued liabilities	53,774	62,059
Total liabilities	569,257	578,011
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 40,883,476 and 40,854,491 shares issued and outstanding, respectively	409	409
Additional paid-in capital	638,877	638,178
Dividends paid in excess of earnings	(61,051)	(57,423)
Total stockholders’ equity	578,235	581,164
Total liabilities and stockholders’ equity	$1,147,492	$1,159,175

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenues:
Revenues from rental properties	$33,287	$31,352
Interest on notes and mortgages receivable	762	764
Total revenues	34,049	32,116
Operating expenses:
Property costs	5,495	4,935
Impairments	771	2,817
Environmental	903	987
General and administrative	3,977	3,587
Allowance for uncollectible accounts	85	126
Depreciation and amortization	6,099	5,594
Total operating expenses	17,330	18,046

Gain (loss) on dispositions of real estate	(51)	649

Operating income	16,668	14,719

Other income (expense), net	205	363
Interest expense	(5,946)	(5,050)
Net earnings	$10,927	$10,032

Basic earnings per common share:
Net earnings	$0.26	$0.25

Diluted earnings per common share:
Net earnings	$0.26	$0.25

Weighted average common shares outstanding:
Basic	40,873	39,710
Diluted	40,891	39,712

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net earnings	$10,927	$10,032
Depreciation and amortization of real estate assets	6,099	5,594
(Gain) loss on dispositions of real estate	51	(649)
Impairments	771	2,817
Funds from operations	17,848	17,794
Revenue recognition adjustments	(379)	(782)
Changes in environmental estimates	(341)	(512)
Accretion expense	538	691
Environmental litigation accruals	45	—
Insurance reimbursements	(191)	(215)
Legal settlements and judgments	—	(147)
Adjusted funds from operations	$17,520	$16,829
Basic per share amounts:
Earnings per share	$0.26	$0.25
Funds from operations per share	0.43	0.44
Adjusted funds from operations per share	$0.42	$0.42
Diluted per share amounts:
Earnings per share	$0.26	$0.25
Funds from operations per share	0.43	0.44
Adjusted funds from operations per share	$0.42	$0.42
Weighted average common shares outstanding:
Basic	40,873	39,710
Diluted	40,891	39,712

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com